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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hemagen Diagnostics, Inc.
Columbia, MD

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (No. 33-40606 and No. 333-124425) and the Registration Statement on Form S-8 (No. 333-57080) of our report dated November 22, 2005, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in Hemagen's Annual Report on Form 10-KSB for the year ended September 30, 2005.

Grant Thornton, LLP
Baltimore, Maryland
December 23, 2005